                         Exhibit 99.1
For Immediate Release
Hudson Global Reports 2022 Fourth Quarter and Full-Year Results
OLD GREENWICH, CT - March 30, 2023 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full year ended December 31, 2022.
2022 Fourth Quarter Summary

•Revenue of $43.6 million decreased 12.9% from the fourth quarter of 2021, or 5.5% in constant currency.

•Adjusted net revenue of $22.2 million decreased 0.7% from the fourth quarter of 2021, and increased 4.8% in constant currency.

•Net income of $0.1 million, or $0.02 per basic and diluted share, versus net income of $2.1 million, or $0.70 per basic and $0.67 per diluted share, in the fourth quarter of 2021. Adjusted net income per diluted share (Non-GAAP measure)* decreased to $0.33 from adjusted net income per diluted share of $1.02 in the fourth quarter of 2021.

•Adjusted EBITDA (Non-GAAP measure)* decreased to $2.4 million, versus adjusted EBITDA of $4.6 million in the fourth quarter of 2021.

2022 Full-Year Summary

•Revenue of $200.9 million increased 18.7% from 2021, or 27.1% in constant currency.

•Adjusted net revenue of $99.2 million increased 45.6% from 2021, or 52.9% in constant currency.

•Net income of $7.1 million, or $2.37 per basic and $2.27 per diluted share, compared to net income of $3.2 million, or $1.11 per basic and $1.07 per diluted share, in 2021. Adjusted net income per diluted share (Non-GAAP measure)* of $3.38 increased from adjusted net income per diluted share of $2.04 in the prior year.

•Adjusted EBITDA (Non-GAAP measure)* was $16.4 million, versus adjusted EBITDA of $10.0 million in 2021.

Jeff Eberwein, Chief Executive Officer at Hudson Global, said, "We grew adjusted net revenue 5% in the fourth quarter (in constant currency) as strong top-line growth in the UK and Australia was partially offset by the slowdown in the US technology sector and by lower hiring volumes in China due to COVID-19-related lockdowns. Although adjusted EBITDA declined versus last year's fourth quarter, we were able to reduce SG&A by more than $1 million versus Q3 2022 and can make further adjustments to our cost structure, if needed. We continue to win new business and have a very experienced team with a history of navigating different market cycles. We believe we are well positioned to respond quickly to the needs of our clients at various activity levels."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA,

EBITDA, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Americas

In the fourth quarter of 2022, Americas revenue of $10.1 million decreased 12% and adjusted net revenue of $9.6 million also decreased 12% in constant currency compared to the fourth quarter of 2021. EBITDA loss was $0.6 million in the fourth quarter of 2022 compared to EBITDA of $1.6 million in same period last year. Adjusted EBITDA was $0.5 million for the fourth quarter of 2022 compared to adjusted EBITDA of $2.7 million a year ago. The decline in results versus the prior year quarter was driven largely by the slowdown in the U.S. technology sector, which began in the third quarter of 2022.

For full year 2022, Americas revenue of $51.6 million increased 80% and adjusted net revenue of $49.0 million increased 81% in constant currency from 2021. EBITDA was $4.9 million for full year 2022 compared to EBITDA of $1.8 million in 2021. Adjusted EBITDA was $9.3 million for full year 2022 compared to adjusted EBITDA of $4.7 million in 2021. The strong improvement versus the prior year was driven primarily by the performance of our U.S. technology sector business in the first half of 2022.

Asia Pacific

Asia Pacific revenue of $27.1 million decreased 7% and adjusted net revenue of $8.6 million increased 17% in constant currency in the fourth quarter of 2022 compared to the same period in 2021. EBITDA was $1.7 million in the fourth quarter of 2022 compared to EBITDA of $1.9 million a year ago. Asia Pacific delivered adjusted EBITDA of $2.1 million in the fourth quarter of 2022 versus adjusted EBITDA of $2.4 million in the fourth quarter of 2021. The decline in results versus the prior year quarter was driven by the COVID-19-related lockdowns in China.

For full year 2022, Asia Pacific revenue of $118.1 million increased 8% and adjusted net revenue of $34.3 million increased 29% in constant currency compared to 2021. EBITDA for full year 2022 was $7.3 million, compared to EBITDA of $5.5 million in 2021. Adjusted EBITDA for full year 2022 was $8.8 million versus $7.2 million in 2021.

Europe

Europe revenue of $6.4 million increased 14% and adjusted net revenue of $4.0 million increased 33% in constant currency in the fourth quarter of 2022 compared to the fourth quarter of 2021. EBITDA was $0.5 million in the fourth quarter of 2022, compared to EBITDA of $0.4 million in the same period one year ago. Adjusted EBITDA was $0.5 million in the fourth quarter of 2022 compared to $0.5 million a year ago.

For full year 2022, Europe revenue of $31.1 million increased 60% and adjusted net revenue of $15.9 million increased 42% in constant currency compared to 2021. EBITDA was $1.5 million for full year 2022 compared to $1.0 million in 2021. Adjusted EBITDA was $2.0 million for full year 2022 compared to adjusted EBITDA of $1.6 million in 2021.

Corporate Costs

The Company's corporate costs of $0.7 million for the fourth quarter of 2022 excluded $0.2 million of non-recurring expenses. This compares to corporate costs of $0.9 million in the fourth quarter of 2021, which excluded $0.3 million of non-recurring expenses.

The Company's corporate costs of $3.7 million for the year ended 2022 excluded $0.3 million of non-recurring expenses. This compares to corporate costs of $3.4 million for the year ended 2021, which excluded $0.6 million of non-recurring expenses.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2022 with $27.5 million in cash, including $0.4 million in restricted cash. The Company generated $4.4 million in cash flow from operations in the fourth quarter of 2022 compared to $1.7 million in the fourth quarter of 2021. For the full year, the company generated $9.5 million in cash flow from operations compared to $2.5 million a year ago.

Share Repurchase Program

The Company has reduced its share count by 12% since December 31, 2018 and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $0.6 million remaining.

NOL Carryforward

Hudson Global has $303 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update
The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today, March 30, 2023, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (866) 652-5200
•International Dial-In Number: (412) 317-6060

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 pandemic and the Russian invasion of Ukraine conflict; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022		2021
Revenue	$43,591	$50,062	$200,917	(1)	$169,207

Operating expenses:
Direct contracting costs and reimbursed expenses	21,427	27,745	101,707	(1)	101,050
Salaries and related	17,994	16,037	74,373		53,038
Office and general	2,481	2,583	10,344		8,108
Marketing and promotion	729	720	3,778		2,020
Depreciation and amortization	361	257	1,378		597
Total operating expenses	42,992	47,342	191,580		164,813
Operating income	599	2,720	9,337		4,394
Non-operating income (expense):
Interest income, net	55	6	83		33
Other income (expense), net	82	(26)	40		(83)
Income before income taxes	736	2,700	9,460		4,344
Provision for income taxes	674	642	2,331		1,117
Net income	$62	$2,058	$7,129		$3,227
Earnings per share:
Basic	$0.02	$0.70	$2.37		$1.11
Diluted	$0.02	$0.67	$2.27		$1.07
Weighted-average shares outstanding:
Basic	3,016	2,939	3,011		2,917
Diluted	3,139	3,081	3,138		3,003
1.Year-to-date amounts shown for revenue and direct contracting costs and reimbursed expenses do not equal the sum of previously published quarters due to an adjustment to increase both accounts by $5,762 in the second quarter of 2022. No other accounts are impacted by this change. Amended Form 10-Qs for the second and third quarters of 2022 will be filed to reflect this adjustment in the coming weeks. The Company has filed a current report on Form 8-K further describing this matter, under Item 4.02, disclosing the non-reliance on the unaudited consolidated financial statements from the Company’s Form 10-Qs from the second and third quarters of 2022. The error had no impact on the Company’s consolidated balance sheet, consolidated statement of cash flows, net income, the presentation of non-GAAP metrics EBITDA and adjusted EBITDA, or any other accounts for such periods.

HUDSON GLOBAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$27,123	$21,714
Accounts receivable, less allowance for doubtful accounts of $51 and $196, respectively	26,270	25,748
Restricted cash, current	160	222
Prepaid and other	1,959	1,476
Total current assets	55,512	49,160
Property and equipment, net of accumulated depreciation of $950 and $807, respectively	673	371
Operating lease right-of-use assets	685	477
Goodwill	4,875	4,219
Intangible assets, net of accumulated amortization of $1,647 and $532, respectively	4,516	5,488
Deferred tax assets	1,475	1,345
Restricted cash	194	177
Other assets	12	5
Total assets	$67,942	$61,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,678	$871
Accrued salaries, commissions, and benefits	11,509	10,961
Accrued expenses and other current liabilities	6,348	6,748
Note payable – short term	1,250	750
Operating lease obligations, current	337	363
Total current liabilities	21,122	19,693
Income tax payable	81	470
Operating lease obligations	348	118
Note payable – long term	—	1,250
Other liabilities	599	395
Total liabilities	22,150	21,926
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,823 and 3,694 shares issued; 2,794 and 2,707 shares outstanding, respectively	4	4
Additional paid-in capital	491,567	489,249
Accumulated deficit	(427,394)	(434,523)
Accumulated other comprehensive loss, net of applicable tax	(1,639)	(85)
Treasury stock, 1,029 and 987 shares, respectively, at cost	(16,746)	(15,329)
Total stockholders’ equity	45,792	39,316
Total liabilities and stockholders' equity	$67,942	$61,242

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$10,058	$27,107	$6,426	$—	$43,591
Adjusted net revenue, from external customers (1)	$9,553	$8,567	$4,044	$—	$22,164
Net income					$62
Provision for income taxes					674
Interest income, net					(55)
Depreciation and amortization					361
EBITDA (loss) (2)	$(638)	$1,749	$524	$(593)	1,042
Non-operating expense (income), including corporate administration charges	236	232	(72)	(478)	(82)
Stock-based compensation expense	197	75	87	173	532
Non-recurring severance and professional fees	123	49	1	153	326
Compensation expense related to acquisitions (3)	620	—	—	—	620
Adjusted EBITDA (loss) (2)	$538	$2,105	$540	$(745)	$2,438

For The Three Months Ended December 31, 2021	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$11,447	$32,183	$6,432	$—	$50,062
Adjusted net revenue, from external customers (1)	$10,855	$7,998	$3,464	$—	$22,317
Net income					$2,058
Benefit from income taxes					642
Interest income, net					(6)
Depreciation and amortization					257
EBITDA (loss) (2)	$1,648	$1,878	$350	$(925)	2,951
Non-operating expense (income), including corporate administration charges	152	413	75	(614)	26
Stock-based compensation expense	161	93	74	301	629
Non-recurring severance and professional fees	—	—	—	307	307
Compensation expense related to acquisitions (3)	722	—	—	—	722
Adjusted EBITDA (loss) (2)	$2,683	$2,384	$499	$(931)	$4,635

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$51,639	$118,149	$31,129	$—	$200,917
Adjusted net revenue, from external customers (1)	$48,990	$34,278	$15,942	$—	$99,210
Net income					$7,129
Provision for income taxes					2,331
Interest income, net					(83)
Depreciation and amortization					1,378
EBITDA (loss) (2)	$4,877	$7,282	$1,501	$(2,905)	10,755
Non-operating expense (income), including corporate administration charges	711	1,151	253	(2,155)	(40)
Stock-based compensation expense	713	302	282	1,021	2,318
Non-recurring severance and professional fees	306	86	1	324	717
Compensation expense related to acquisitions (3)	2,651	—	—	—	2,651
Adjusted EBITDA (loss) (2)	$9,258	$8,821	$2,037	$(3,715)	$16,401

For The Year Ended December 31, 2021	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$28,797	$118,597	$21,813	$—	$169,207
Adjusted net revenue, from external customers (1)	$27,087	$28,561	$12,509	$—	$68,157
Net income					$3,227
Provision for income taxes					1,117
Interest income, net					(33)
Depreciation and amortization					597
EBITDA (loss) (2)	$1,801	$5,452	$1,007	$(3,352)	4,908
Non-operating expense (income), including corporate administration charges	386	1,399	331	(2,033)	83
Stock-based compensation expense	556	324	246	1,298	2,424
Non-recurring severance and professional fees	23	—	—	637	660
Compensation expense related to acquisitions (3)	1,969	—	—	—	1,969
Adjusted EBITDA (loss) (2)	$4,735	$7,175	$1,584	$(3,450)	$10,044

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2022	2021
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$10,058	$11,447	$(37)	$11,410
Asia Pacific	27,107	32,183	(3,094)	29,089
Europe	6,426	6,432	(807)	5,625
Total	$43,591	$50,062	$(3,938)	$46,124
Adjusted net revenue (1):
Americas	$9,553	$10,855	$(33)	$10,822
Asia Pacific	8,567	7,998	(699)	7,299
Europe	4,044	3,464	(430)	3,034
Total	$22,164	$22,317	$(1,162)	$21,155
SG&A (2):
Americas	$10,076	$9,079	$(86)	$8,993
Asia Pacific	6,444	5,688	(512)	5,176
Europe	3,605	3,037	(379)	2,658
Corporate	1,079	1,536	—	1,536
Total	$21,204	$19,340	$(977)	$18,363
Operating income:
Americas	$(733)	$1,565	$(23)	$1,542
Asia Pacific	1,960	2,276	(185)	2,091
Europe	444	419	(49)	370
Corporate	(1,072)	(1,540)	—	(1,540)
Total	$599	$2,720	$(257)	$2,463
EBITDA (loss):
Americas	$(638)	$1,648	$(26)	$1,622
Asia Pacific	1,749	1,878	(164)	1,714
Europe	524	350	(45)	305
Corporate	(593)	(925)	—	(925)
Total	$1,042	$2,951	$(235)	$2,716

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2022	2021
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$51,639	$28,797	$(60)	$28,737
Asia Pacific	118,149	118,597	(8,761)	109,836
Europe	31,129	21,813	(2,301)	19,512
Total	$200,917	$169,207	$(11,122)	$158,085
Adjusted net revenue (1):
Americas	$48,990	$27,087	$(55)	$27,032
Asia Pacific	34,278	28,561	(1,915)	26,646
Europe	15,942	12,509	(1,307)	11,202
Total	$99,210	$68,157	$(3,277)	$64,880
SG&A (2):
Americas	$43,696	$24,908	$(108)	$24,800
Asia Pacific	25,556	21,705	(1,441)	20,264
Europe	14,199	11,169	(1,167)	10,002
Corporate	5,044	5,384	—	5,384
Total	$88,495	$63,166	$(2,716)	$60,450
Operating income:
Americas	$4,298	$1,689	$(24)	$1,665
Asia Pacific	8,378	6,785	(469)	6,316
Europe	1,726	1,309	(137)	1,172
Corporate	(5,065)	(5,389)	—	(5,389)
Total	$9,337	$4,394	$(630)	$3,764
EBITDA (loss):
Americas	$4,877	$1,801	$(25)	$1,776
Asia Pacific	7,282	5,452	(384)	5,068
Europe	1,501	1,007	(112)	895
Corporate	(2,905)	(3,352)	—	(3,352)
Total	$10,755	$4,908	$(521)	$4,387

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2022	Net Income	Outstanding	Share (1)
Net income	$62	3,139	$0.02
Non-recurring severance and professional fees (after tax)	326	3,139	0.10
Compensation expense related to acquisitions (after tax) (2)	636	3,139	0.20
Adjusted net income (3)	$1,024	3,139	$0.33

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2021	Net Income	Outstanding	Share
Net income	$2,058	3,081	$0.67
Non-recurring severance and professional fees (after tax)	307	3,081	0.10
Compensation expense related to acquisitions (after tax) (2)	765	3,081	0.25
Adjusted net income (3)	$3,130	3,081	$1.02

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2022	Net Income	Outstanding	Share
Net income	$7,129	3,138	$2.27
Non-recurring severance and professional fees (after tax)	717	3,138	0.23
Compensation expense related to acquisitions (after tax) (2)	2,758	3,138	0.88
Adjusted net income (3)	$10,604	3,138	$3.38

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2021	Net Income	Outstanding	Share
Net income	$3,227	3,003	$1.07
Non-recurring severance and professional fees (after tax)	660	3,003	0.22
Compensation expense related to acquisitions (after tax) (2)	$2,253	3,003	0.75
Adjusted net income (3)	$6,140	3,003	$2.04

1.    Amounts may not sum due to rounding.
2.    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.
3.    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.